                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Tyson Foods, Inc. of our report dated November 14, 1994, included in the 1994 Annual Report to Shareholders of Tyson Foods, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-30680; 33-20586; 2-81928; 2-44550; 33-53026)
pertaining to certain employee benefit plans of Tyson Foods, Inc. and the Registration Statement (Form S-3 No.33-54716) on behalf of certain selling shareholders of the Company, of our reports dated November 14, 1994, with respect to the consolidated financial statements and schedules of Tyson Foods, Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended October 1, 1994.


/s/ ERNST & YOUNG LLP
- ---------------------
    ERNST & YOUNG LLP
    December 14, 1994
    Little Rock, Arkansas




































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